Kraton Corporation Announces Initiatives to Enhance Shareholder Value
Board Initiates Review of Strategic Alternatives for Cariflex Business,
Authorizes Share Repurchase Program

HOUSTON, February 19, 2019 /PR Newswire/ -- Kraton Corporation (NYSE: KRA) (“Kraton” or the “Company”) today announced initiatives to further enhance shareholder value. The Board of Directors (the “Board”) has initiated a process to review strategic alternatives for its CariflexTM business, which may result in a sale of that business. Separately, the Board has authorized a repurchase program for up to $50 million of the Company's outstanding shares.
As previously announced, the Company will release its fourth quarter and full year 2018 financial results on February 27, 2019, and will host a conference call at 8:00 a.m. Central on February 28, 2019 to discuss those results. The Company expects to report 2018 Adjusted EBITDA in line with its revised full year guidance of approximately $380 million, excluding any adverse impacts from Hurricane Michael, as described more fully below.
“We believe that the high-margin Cariflex business and its attractive growth prospects are not appropriately valued as part of Kraton,” said Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. “Moreover, in keeping with our strategy to continually manage our portfolio to drive value creation, we believe that a focus on enhancing Kraton’s core businesses, while strengthening the balance sheet to position the Company to take advantage of future growth opportunities, represents the best use of capital at this time,” added Fogarty.
The Company expects that the majority of proceeds from any full or partial monetization of the Cariflex business would be used to reduce debt in accordance with the Company’s goal of deleveraging as a means of increasing financial flexibility and driving long-term shareholder value.
“Over the last few years, we have driven down costs, generated cash to reduce indebtedness, and expanded our leadership position in our Polymer business, while adding a highly complementary Chemical segment. We are extremely proud of our Cariflex franchise, developed and commercialized largely over the past 10 years by an extremely talented and dedicated global business team,” said Fogarty. “Nevertheless, Cariflex for the most part is a standalone business at Kraton, with minimal revenue or cost overlap with our Polymer and Chemical segments. For this reason, we believe this business could be a strong strategic fit with several players that are better positioned to realize valuable synergies associated with it and unlock its full value. We believe our Polymer and Chemical segments present compelling growth opportunities, and future value creation for all stakeholders. We are focused on innovating to drive market development, continued margin expansion and further sustainable differentiation for our customers,” Fogarty added.
There can be no assurance that the strategic review of Cariflex will result in the completion of a transaction. The Company’s Board has not set a timetable for the completion of the strategic review. Kraton has retained J.P. Morgan to act as its financial adviser for the process.

“As we evaluate capital allocation opportunities, the Company’s management and Board also believe that we have the opportunity to engage in a modest share repurchase program to deliver value to shareholders at this time, without deterring us from our focus on debt reduction,” Fogarty added.
The Board authorized the purchase of up to $50 million of Kraton’s common stock by March 2021. Repurchases may be made at management’s discretion from time to time through privately-negotiated transactions, in the open market, or through broker-negotiated purchases in compliance with applicable securities law. The repurchase program may be suspended for periods or discontinued at any time, and the amount and timing of the repurchases are subject to a number of factors, including Kraton’s stock price. The repurchase is not anticipated to have a significant impact on the Company’s ability to deleverage, and the Company remains on track to achieve a target consolidated net debt leverage ratio of less than 3.0:1 even without potential proceeds associated with the review of the Cariflex business.

2018 ADJUSTED EBITDA EXPECTATION
The Company expects to report full year adjusted EBITDA in line with its full year guidance of approximately $380 million, which excluded any adverse impact related to Hurricane Michael, including any timing differences between actual lost sales in a particular period and the reimbursement under the Company’s business interruption insurance policy. During the fourth quarter 2018, the Company did receive reimbursement under its business interruption policy equal to its estimate of lost sales.

ABOUT KRATON
Kraton Corporation (NYSE "KRA") is a leading global producer of styrenic block copolymers, specialty polymers and high-value performance products derived from renewable resources. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing products. As the largest global provider in the pine chemicals industry, the company's pine-based specialty products are sold into adhesive, road and construction and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, metalworking fluids and lubricants, inks and mining. Kraton offers its products to a diverse customer base in over 70 countries worldwide. Kraton, the Kraton logo and design are all trademarks of Kraton Corporation or its subsidiaries or affiliates.

FORWARD LOOKING STATEMENTS
Some of the statements and information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements that reflect the Company’s beliefs, expectations and current views with respect to, among other things, its financial condition, financial performance and other future events or circumstances. Forward-looking statements are often identified by words such as "outlook," "believes," "target," "estimates," "expects," "projects," "may," "intends," "plans," "on track," "anticipate," the negative of such words or similar terminology, and include, but are not limited to, Kraton’s expectations with respect to strategic alternatives for the Cariflex business, including a potential sale of the business or other alternatives or that we may abandon any such strategy, potential synergies, strategic fit and growth prospects of the Cariflex business, the use of proceeds resulting from a full or partial monetization of the Cariflex business, the timing and source of funding for the share repurchase program and any potential impact on shareholder value and Kraton’s efforts to reduce debt, Kraton’s expectations regarding its ability to drive future growth and create value for all its stakeholders, Kraton’s expectations regarding its achievement of target levels of debt reduction and expected full year 2018 financial results.
All forward-looking statements in this press release are made based on management's current expectations and assumptions, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in the Company’s latest Annual Report on Form 10-K, including but not limited to "Part I, Item 1A. Risk Factors" and "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), and include, but are not limited to, risks related to: the review of strategic alternatives for the Cariflex business, including not completing a transaction or pursuing other strategic alternatives or not completely realizing the anticipated benefits from any such transaction; Kraton’s ability to generate sufficient cash flow or access sufficient additional borrowings to finance the stock repurchase program; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; and other factors of which Kraton is currently unaware, deems immaterial or are outside Kraton’s control. In addition, to the extent any inconsistency or conflict exists between the information included in this press release and the information included in our prior releases, reports or other filings with the SEC, the information contained in this press release updates and supersede such information. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update such information in light of new information or future events.
NON-GAAP INFORMATION
This press release also contains information regarding the Company’s Adjusted EBITDA and consolidated net debt leverage ratio, which are non-GAAP financial measure made available as a supplement, and not an alternative, to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”).
The Company prepares Adjusted EBITDA by eliminating from EBITDA the impact of a number of items it does not consider indicative of our on-going performance, including the spread between the first-in, first-out basis of accounting and estimated current replacement cost. Kraton’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Other companies in Kraton’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure. Reconciliation of the Adjusted EBITDA information provided in this press release to the nearest GAAP measure cannot be provided without unreasonable efforts due to the material elements of net income or loss and income taxes for full year 2018 not yet being finalized. The lack of such reconciling information should be considered when assessing the impact of such disclosures.
The consolidated net debt leverage ratio is defined as consolidated net debt as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. The Company’s use of this term may vary from the use of similarly-titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

FOR FURTHER INFORMATION
H. Gene Shiels
281-504-4886